Exhibit 5.2

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

September 22, 2009

QIAGEN N.V.

Spoorstraat 50

5911 KJ VENLO

The Netherlands

Ladies and Gentlemen:

We have acted as United States counsel to QIAGEN N.V., a company organized under the laws of the Netherlands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(i) common shares, EUR 0.01 nominal value per share (the “Common Shares”);

(ii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.10 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Senior Indenture”); and

(iii) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.11 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Subordinated Indenture”).

The Common Shares and the Debt Securities are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below, as well as the Registration Statement and the exhibits thereto.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | PALO ALTO | SAN DIEGO | LONDON

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

September 22, 2009

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the United States federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to the Debt Securities, when (i) the Company authorizes a specific offering and issuance of the Debt Securities and authorizes, executes and delivers the Senior Indenture or the Subordinated Indenture, whichever the case may be, with any amendments or supplements thereto and any other document contemplated thereby or by the Registration Statement and takes all other appropriate additional corporate action (together, the “Corporate Actions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to an underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Debt Securities and of their issue and sale (A) have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, whichever the case may be, (B) conform in all material respects to the respective descriptions thereof in the prospectus (as supplemented and amended as of the time of such sale) which is part of the Registration Statement as in effect at such time, (C) do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and (D) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and issued and sold as contemplated in

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

September 22, 2009

the Registration Statement as in effect at such time and the prospectus included therein (as supplemented or amended as of the time of such sale), (vii) such Debt Securities have been sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (viii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the Company has received the consideration provided for in the Corporate Actions and, if applicable, the Underwriting Agreement or other applicable agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

The legality of the Common Shares will be passed upon for the Company by other legal counsel.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses under any law; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has entered into each such agreement or obligation in good faith and has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the laws of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation).

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Senior Indenture and the Subordinated Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder. We have not independently verified any of the foregoing assumptions.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

September 22, 2009

We express no opinion as to the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Debt Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion with respect to the effectiveness of the submission to the jurisdiction of courts other than any state or Federal court sitting in New York, we note, however that under NYCPLR § 510, a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a), a United States District Court has discretion to transfer an action from one federal court to another, and further, not the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts.

With respect to any Debt Securities that may be issued in a currency other than U.S. dollars, we note that by statute, the state of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. We express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

It is understood that this opinion is to be used only in connection with the offer and sale of Debt Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.